UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 6, 2009

Date of Report (Date of earliest event reported)
Smith & Wesson Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2100 Roosevelt Avenue
Springfield, Massachusetts
01104

(Address of Principal Executive Offices) (Zip Code)
(800) 331-0852

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 6, 2009, Smith & Wesson Holding Corporation (the “Company”) entered into an equity underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., as representative of the several underwriters listed on Schedule I of the Underwriting Agreement (collectively, the “Underwriters”), relating to the sale by the Company of a total of 5,500,000 shares of the Company’s common stock. The offering price to the public was $6.25 per share. Gross proceeds (after deducting the underwriting discounts and commissions but before expenses) were approximately $32.3 million to the Company. The shares of common stock were offered and sold pursuant to a base prospectus and related prospectus supplement, which have previously been filed with the Securities and Exchange Commission. Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to an additional 500,000 shares of the Company’s common stock solely to cover over-allotments, if any.
     The Underwriting Agreement contains customary representations, warranties, and conditions to closing. The Company has also agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make in respect of those liabilities. The Company and each of the Company’s directors and officers, also agreed not to make an offer, sale, short sale, or other disposition of shares of common stock or other securities convertible into or exchangeable or exercisable for shares of common stock for 60 days after May 6, 2009 without first obtaining the written consent of Deutsche Bank.
     The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated by reference into this Item 1.01. A copy of the opinion of Greenberg Traurig, LLP relating to the legality of the issuance and sale of the shares in the offering is attached hereto as Exhibit 5.1.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits.

Exhibit
Number	Exhibits
1.1	Equity Underwriting Agreement, dated May 6, 2009, by and between Smith & Wesson Holding Corporation and Deutsche Bank Securities Inc., as representative of the several underwriters

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION
Date:	May 6, 2009	By:	/s/ Michael F. Golden

Michael F. Golden President and Chief Executive Officer

EXHIBIT INDEX

1.1	Equity Underwriting Agreement, dated May 6, 2009, by and between Smith & Wesson Holding Corporation and Deutsche Bank Securities Inc., as representative of the several underwriters

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)